Exhibit 99.1

Agilent Reports Second-Quarter Fiscal Year 2025 Financial Results
Agilent delivers strong quarter, enabled by Ignite Transformation

Highlights

•Revenue of $1.67 billion for the second quarter ended April 30, 2025, representing growth of 6.0% reported and up 5.3% on a core(1) basis compared with the second quarter of 2024.
•GAAP net income of $215 million; earnings per share (EPS) of $0.75, down 29% from the second quarter of 2024.
•Non-GAAP(2) net income of $373 million; EPS of $1.31, up 7% from the second quarter of 2024.

Outlook for full 2025 fiscal year and Q3

•Full-year revenue outlook is now in the range of $6.73 billion to $6.81 billion, representing a range of up 3.4% to 4.6% reported, while maintaining 2.5% to 3.5% core(1). Non-GAAP EPS(3) is expected in the range of $5.54 to $5.61.
•Q3 revenue outlook is expected to be in the range of $1.645 billion to $1.675 billion, an increase of 4.2% to 6.1% reported and up 1.7% to 3.6% core(1). Non-GAAP EPS(3) is expected in the range of $1.35 to $1.37 per share.

SANTA CLARA, California, May 28, 2025 — Agilent Technologies Inc. (NYSE: A) today reported revenue of $1.67 billion for the second quarter ended April 30, 2025, representing growth of 6.0% reported and up 5.3% core(1) compared with the second quarter of 2024.

Second-quarter GAAP net income was $215 million, or $0.75 per share. This compares with $308 million, or $1.05 per share, in the second quarter of 2024. Non-GAAP(2) net income was $373 million, or $1.31 per share during the quarter, compared with $356 million or $1.22 per share during the year-ago quarter.

1

“The Agilent team delivered strong second-quarter results in a highly dynamic market environment,” said Agilent President and CEO Padraig McDonnell. “That is in large part due to our Ignite Transformation, which is driving our financial success as it’s become our core enterprise delivery engine and operating model. Ignite represents a decisive shift to fuel accelerated profitable growth and operational excellence at Agilent.”

Financial Highlights
In the first quarter of 2025, Agilent implemented certain changes to its segment reporting structure. Prior-period segment information has been recast to reflect these changes. These changes have no impact on Agilent’s consolidated financial statements.

Life Sciences and Diagnostics Markets Group
The Life Sciences and Diagnostics Markets Group (LDG) reported second-quarter revenue of $654 million, an increase of 8% reported and 3% core(1) year-over-year. LDG’s operating margin for the quarter was 19.7%.

Agilent CrossLab Group
The Agilent CrossLab Group (ACG) reported second-quarter revenue of $713 million, an increase of 7% reported and 9% core(1) year-over-year. ACG’s operating margin for the quarter was 32.4%.

Applied Markets Group
The Applied Markets Group (AMG) reported second-quarter revenue of $301 million, a decrease of 1% reported and flat core(1) year-over-year. AMG’s operating margin for the quarter was 19.5%.

Full Year 2025 and Q3 Outlook
Full-year revenue outlook is now in the range of $6.73 billion to $6.81 billion, representing growth of 3.4% to 4.6% reported, while maintaining growth of 2.5% to 3.5% core(1). Non-GAAP EPS(3) is expected in the range of $5.54 to $5.61 per share.

The outlook for third-quarter revenue is expected to be in the range of $1.645 billion to $1.675 billion, representing growth of 4.2% to 6.1% reported and up 1.7% to 3.6% core(1). Non-GAAP EPS(3) is expected in the range of $1.35 to $1.37 per share.

The outlook is based on forecasted currency exchange rates.
2

Conference Call
Agilent’s management will present additional details regarding the company’s second-quarter 2025 financial results on a conference call with investors today at 1:30 p.m. PT. This event will be broadcast live online in listen-only mode. To listen to the webcast, select the “Q2 2025 Agilent Technologies Inc. Earnings Conference Call” link on the Agilent Investor Relations website. The replay of the call will remain on the company site for 90 days.

About Agilent Technologies
Agilent Technologies Inc. (NYSE: A) is a global leader in analytical and clinical laboratory technologies, delivering insights and innovation that help our customers bring great science to life. Agilent’s full range of solutions includes instruments, software, services, and expertise that provide trusted answers to our customers' most challenging questions. The company generated revenue of $6.51 billion in fiscal year 2024 and employs approximately 18,000 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, subscribe to the Agilent Newsroom. Follow Agilent on LinkedIn and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s growth prospects, business, financial results, revenue, non-GAAP earnings guidance for Q3 and fiscal year 2025, and the effects of its new organizational structure, operational transformation and market-focused strategy. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing; and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its operational transformation, market-focused strategy and cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the impact relating to or arising from changes to tariffs, import/export or trade policies; the ability of its supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the
3

ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the fiscal quarter ended January 31, 2025. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. Reconciliations between GAAP revenue and core revenue for Q2 fiscal year 2025 are set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure. Core revenue growth rate as projected for Q3 fiscal year 2025 and full fiscal year 2025 excludes the impact of currency and acquisitions and divestitures within the past 12 months. Most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided for the projection.

(2) Non-GAAP net income and non-GAAP earnings per share primarily exclude the impacts of restructuring and other related costs, asset impairments, intangibles amortization, transformational initiatives, acquisition and integration costs and net (gain) loss on equity securities. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations, and which are either isolated or are not expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(3) Non-GAAP earnings per share as projected for Q3 fiscal year 2025 and full fiscal year 2025 exclude primarily the estimated impacts of non-cash intangibles amortization, transformational initiatives, and acquisition and integration costs. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations, and which are either isolated or are not expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $25 million per quarter.

# # #

Investor Contact:
Parmeet Ahuja
+1 408-345-8948
parmeet_ahuja@agilent.com

Media Contact:
Andréa Topper
+1 408-709-0060
andrea.topper@agilent.com

4

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2025	2024	2025	2024

Net revenue	$1,668	$1,573	$3,349	$3,231

Costs and expenses:
Cost of products and services	802	717	1,584	1,467
Research and development	112	113	225	241
Selling, general and administrative	454	380	864	776
Total costs and expenses	1,368	1,210	2,673	2,484

Income from operations	300	363	676	747

Interest income	14	19	29	37
Interest expense	(29)	(20)	(57)	(42)
Other income (expense), net	(25)	12	(21)	35

Income before taxes	260	374	627	777

Provision for income taxes	45	66	94	121

Net income	$215	$308	$533	$656

Net income per share:
Basic	$0.75	$1.05	$1.87	$2.24
Diluted	$0.75	$1.05	$1.86	$2.23

Weighted average shares used in computing net income per share:
Basic	285	293	285	293
Diluted	285	293	286	294

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share data)
(Unaudited)
PRELIMINARY

	April 30, 2025	October 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,486	$1,329
Accounts receivable, net	1,366	1,324
Inventory	991	972
Other current assets	365	334
Total current assets	4,208	3,959

Property, plant and equipment, net	1,912	1,778
Goodwill	4,474	4,477
Other intangible assets, net	495	547
Long-term investments	135	175
Other assets	934	910
Total assets	$12,158	$11,846

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$517	$540
Employee compensation and benefits	347	368
Deferred revenue	628	544
Short-term debt	146	45
Other accrued liabilities	374	398
Total current liabilities	2,012	1,895

Long-term debt	3,349	3,345
Retirement and post-retirement benefits	126	130
Other long-term liabilities	535	578
Total liabilities	6,022	5,948

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125,000,000 shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2,000,000,000 shares authorized; 283,936,028 shares at April 30, 2025 and 285,193,011 shares at October 31, 2024, issued and outstanding	3	3
Additional paid-in-capital	5,501	5,450
Retained earnings	912	750
Accumulated other comprehensive loss	(280)	(305)
Total stockholders' equity	6,136	5,898
Total liabilities and stockholders' equity	$12,158	$11,846

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Six Months Ended
	April 30,	April 30,
	2025	2024
Cash flows from operating activities:
Net income	$533	$656
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	145	125
Share-based compensation	70	75
Deferred taxes expense (benefit)	(28)	(7)
Excess and obsolete inventory related charges	22	23
Net (gain) loss on equity securities	27	(4)
Asset impairment charges	15	8
Other non-cash (income) expense, net	2	(4)
Changes in assets and liabilities:
Accounts receivable, net	(27)	44
Inventory	(41)	3
Accounts payable	(27)	64
Employee compensation and benefits	(25)	(47)
Other assets and liabilities	(14)	(118)
Net cash provided by operating activities (a)	652	818

Cash flows from investing activities:
Payments to acquire property, plant and equipment	(211)	(193)
Payments to acquire equity securities	—	(3)
Payments in exchange for convertible note	(1)	(8)
Payments to acquire businesses and intangible assets, net of cash acquired	4	—
Net cash used in investing activities	(208)	(204)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	31	43
Payment of taxes related to net share settlement of equity awards	(24)	(26)
Payments for repurchase of common stock	(255)	(230)
Payment of excise taxes related to repurchases of common stock	(10)	—
Payments of dividends	(141)	(138)
Proceeds from issuance of long-term debt	4	—
Repayments of long-term debt	(1)	(180)
Net proceeds from (repayment of) short-term debt	100	—
Net cash used in financing activities	(296)	(531)

Effect of exchange rate movements	9	(2)

Net increase (decrease) in cash, cash equivalents and restricted cash	157	81

Cash, cash equivalents and restricted cash at beginning of period	1,332	1,593

Cash, cash equivalents and restricted cash at end of period	$1,489	$1,674

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:

Cash and cash equivalents	$1,486	$1,671
Restricted cash, included in other assets	3	3
Total cash, cash equivalents and restricted cash	$1,489	$1,674

(a) Cash payments included in operating activities:
Income tax payments, net of refunds received	$248	$224
Interest payments, net of capitalized interest	$51	$40

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three Months Ended				Six Months Ended
	April 30,				April 30,
	2025		2024		2025		2024
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP net income	$215	$0.75	$308	$1.05	$533	$1.86	$656	$2.23
Non-GAAP adjustments:
Restructuring and other related costs	56	0.20	1	—	57	0.20	4	0.01
Asset impairments	15	0.05	—	—	15	0.05	8	0.03
Intangible amortization	27	0.10	26	0.09	55	0.19	52	0.18
Transformational initiatives	24	0.08	1	—	30	0.10	4	0.01
Acquisition and integration costs	3	0.01	(1)	—	12	0.04	1	—
Net (gain) loss on equity securities	27	0.10	(1)	—	27	0.10	(1)	—
Pension settlement loss	—	—	—	—	14	0.05	—	—
Other	9	0.03	7	0.02	15	0.05	1	—
Adjustment for taxes (a)	(3)	(0.01)	15	0.06	(8)	(0.02)	11	0.04
Non-GAAP net income	$373	$1.31	$356	$1.22	$750	$2.62	$736	$2.50

(a) The adjustment for taxes excludes tax expense (benefits) that management believes are not directly related to on-going operations and which are either isolated, temporary or cannot be expected to occur again with any regularity or predictability such as the realized gain/loss due to sale of a business, windfall benefits on stock compensation, and the impact of R&D capitalization under section 174 of the Tax Cuts and Jobs Act of 2017. For the three months ended April 30, 2025, management used a non-GAAP effective tax rate of 11.50%. For the six months ended April 30, 2025, management used a non-GAAP effective tax rate of 12.00%. For the three months ended April 30, 2024, management used a non-GAAP effective tax rate of 12.46%. For the six months ended April 30, 2024, management used a non-GAAP effective tax rate of 13.00%.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to restructuring and other related costs, asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, net (gain) loss on equity securities and pension settlement loss.

Restructuring and other related costs include incremental expenses incurred in the period associated with restructuring programs, usually aimed at changes in business and/or cost structure. Such costs may include one-time termination benefits including acceleration of stock-based compensation expense, facility-related costs and contract termination fees.

Asset impairments include assets that have been written down to their fair value.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing, site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with the Ignite transformation and company programs to transform our product lifecycle management (PLM) system and human resources and financial systems.

Acquisition and integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, tax, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Net (gain) loss on equity securities relates to the realized and unrealized mark-to-market adjustments for our marketable and non-marketable equity securities.

Pension settlement loss resulted from the transfer of the Netherlands defined benefit plan to an unaffiliated insurance company.

Other includes certain legal costs and settlements, consulting costs, special compliance costs, acceleration of stock-based compensation expense and other miscellaneous adjustments.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Quarter-over-Quarter

Life Sciences and Diagnostics Markets Segment

	Q2'25	Q2'24
Revenue	$654	$604
Gross Margin, %	52.8%	55.1%
Income from Operations	$129	$115
Operating margin, %	19.7%	19.0%

Agilent CrossLab Segment

	Q2'25	Q2'24
Revenue	$713	$664
Gross Margin, %	55.5%	56.6%
Income from Operations	$231	$216
Operating margin, %	32.4%	32.5%

Applied Markets Segment

	Q2'25	Q2'24
Revenue	$301	$305
Gross Margin, %	53.5%	54.2%
Income from Operations	$59	$64
Operating margin, %	19.5%	21.0%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to restructuring and other related costs, asset impairments, amortization of intangibles, transformational initiatives and acquisition and integration costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATIONS OF REVENUE BY SEGMENT
EXCLUDING ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q2'25	Q2'24	Year-over-Year % Change

Life Sciences and Diagnostics Markets Segment	$654	$604	8%
Agilent CrossLab Segment	713	664	7%
Applied Markets Segment	301	305	(1)%
Agilent	$1,668	$1,573	6%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non GAAP Revenue by Segment	Q2'25	Q2'24	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Diagnostics Markets Segment	$617	$604	2%	3%	-1 ppt	$(7)
Agilent CrossLab Segment	713	664	7%	9%	-2 ppts	(13)
Applied Markets Segment	301	305	(1)%	—	-1 ppt	(5)
Agilent (Core)	$1,631	$1,573	4%	5%	-1 ppt	$(25)

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current quarter currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.